Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form F-3 of Pharvaris N.V. of our report dated April 29, 2021 relating to the financial statements, which appears in Pharvaris N.V.’s Annual Report on Form 20-F for the year ended December 31, 2020. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ R.M.N. Admiraal RA

PricewaterhouseCoopers Accountants N.V.

Eindhoven, the Netherlands

March 1, 2022